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                                                                     EXHIBIT 3.1

                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             WASTE MANAGEMENT, INC.


         Waste Management, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Waste Management, Inc., and the name under which the Corporation was originally incorporated is USA Waste Services, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 28, 1995.

2. This Second Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of this Corporation by amending Article Ninth to provide for the election of directors annually.

3. The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

         First: The name of the Corporation is "Waste Management, Inc."

         Second: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation is:

                  To engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         Fourth: The total number of shares of capital stock which the Corporation shall have authority to issue is one billion, five hundred and ten million (1,510,000,000), divided into one billion, five hundred million (1,500,000,000) shares of Common Stock of the par value of one cent ($0.01) per share and ten million (10,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share.

                  A. No holder of Common Stock or Preferred Stock of the Corporation shall have any pre-emptive, preferential, or other right to purchase or subscribe for any shares of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation or of the number of its shares,



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                  or of any warrants, options, or bonds, certificates of
                  indebtedness, debentures, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation or of any stock of the Corporation purchased by it or its nominee or nominees or other securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise other than, with respect to Preferred Stock, such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix.

                  B. The holders of Common Stock shall have the right to one vote per share on all questions to the exclusion of all other classes of stock, except as by law expressly provided, as otherwise herein expressly provided or as contained within a certificate of designation, with respect to the holders of any other class or classes of stock.

                  C. The Board of Directors is authorized, subject to limitations prescribed by law, by resolution or resolutions to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                           (1) The number of shares constituting that series and
                  the distinctive designation of that series;

                           (2) The dividend rights and dividend rate on the
                  shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                           (3) Whether that series shall have voting rights, in
                  addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           (4) Whether that series shall have conversion or
                  exchange privileges, and, if so, the terms and conditions of such conversion or exchange including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                           (5) Whether or not the shares of that series shall be
                  redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable,



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                  and the amount per share payable in cash on redemption, which amount may vary under different conditions and at different redemption dates;

                           (6) Whether that series shall have a sinking fund for
                  the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (7) The rights of the shares of that series in the
                  event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                           (8) Any other relative rights, preferences and
                  limitations of that series; or

                           (9) Any or all of the foregoing terms.

                  D. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation. Should the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to adoption of the resolution originally fixing the number of shares of such series.

                  E. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

         Fifth: The Corporation is to have perpetual existence.

         Sixth: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes of the



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         State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

         Seventh: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of Delaware. Neither this Second Restated Certificate of Incorporation nor any amendment, alteration, or repeal of this Article, nor the adoption of any provision of the Second Restated Certificate of Incorporation inconsistent with this Article, shall adversely affect, eliminate, or reduce any right or protection of a director of the Corporation hereunder with respect to any act, omission or matter occurring, or any action, suit, or claim that, but for this Article, would accrue or arise, prior to the time of such amendment, modification, repeal, or adoption of an inconsistent provision. All references in this Article to a "director" shall also be deemed to refer to such person or persons, if any, who pursuant to a provision of the Second Restated Certificate of Incorporation in accordance with subsection (a) of
         Section 141 of the Delaware General Corporation Law, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the Delaware General Corporation Law.

         Eighth: This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit,



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         proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Ninth: (A) Except as otherwise provided in this Second Restated Certificate of Incorporation or the bylaws of the Corporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by, or in the manner provided in, the bylaws of the Corporation. Unless approved by at least two-thirds of the incumbent directors, the number of directors which shall constitute the whole Board of Directors shall be no fewer than three and no more than nine.

                  (B) Commencing with the election of directors at the 2003 Annual Meeting of Stockholders, all directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be elected annually. Notwithstanding the foregoing provision of this Article, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.

                  (C) Except as otherwise provided pursuant to the provisions of this Second Restated Certificate of Incorporation or the bylaws of the Corporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, with or without cause but only by the affirmative vote, at any annual meeting or special meeting (as the case may be) of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting.

                  (D) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be appointed or determined by the Board of Directors. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.



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                  (E) Vacancies in the Board of Directors, however caused, and newly-created directorships shall be filled solely by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal.

                  (F) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Second Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

                  (G) Notwithstanding any other provision of this Second Restated Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Second Restated Certificate of Incorporation or the bylaws of the Corporation), the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, this Article, but only if notice of the proposed alteration or amendment was contained in the notice of such meeting.

         Tenth: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, or adopt new bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment or repeal shall be valid with respect to bylaw provisions which have been adopted, amended or repealed by the stockholders; and further provided, that bylaws adopted or amended by the Directors and any powers thereby conferred may be amended, altered or repealed by the stockholders.

         Eleventh: The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Second Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Second Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article; provided, however, that the Corporation shall not amend



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         Article Ninth to be effective on a date other than a date on which directors are elected.

4. This Second Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, WASTE MANAGEMENT, INC. has caused this Second Restated Certificate of Incorporation to be signed by David P. Steiner, its Senior Vice President, General Counsel and Corporate Secretary, this 24th day of May, 2002.

                                       WASTE MANAGEMENT, INC.



                                       /s/ David P. Steiner
                                       -----------------------------------------
                                       David P. Steiner
                                       Senior Vice President, General Counsel
                                         and Corporate Secretary



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